August 9, 2022
Shift Technologies, Inc.
290 Division Street, Suite 400
San Francisco, California, 94103

Ladies and Gentlemen:
    This letter agreement (“Letter Agreement”), dated as of August 9, 2022 (the “Effective Date”), by and between Shift Technologies, Inc., a Delaware corporation (“Shift”), and TRP Capital Partners, LP (the “Stockholder”), is being delivered in connection with the entry into that certain Agreement and Plan of Merger, dated the date hereof (the “Merger Agreement”), by and among Shift, Shift Remarketing Operations, Inc., and CarLotz, Inc. (“CarLotz”). Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.
    Pursuant to the Merger Agreement, at the Effective Time, the Stockholder will receive Merger Consideration in the form of Shift Class A common stock, par value $0.0001 per share (the “Common Stock”).
    In consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Letter Agreement, and intending to be legally bound hereby, Shift and the Stockholder agree as follows:
1.If Shift proposes to register any of its Common Stock under the Securities Act in connection with a public offering and sale of shares of Common Stock for cash pursuant to an effective registration statement under the Securities Act (a “Public Offering”) (other than (a) a registration on Form S-4 or Form S-8 or any successor form to such forms or (b) a registration of securities solely relating to an offering and sale to employees or directors of Shift or its Subsidiaries pursuant to any employee stock plan or other employee benefit plan arrangement), Shift shall, at such time, promptly (and in any event no later than four (4) days prior to the filing of the applicable registration statement) give the Stockholder notice of such registration. Upon the request of the Stockholder given within two (2) days after such notice is given by Shift, Shift shall, subject to the provisions of this Section 1, cause all of the shares of Common Stock that such Stockholder has requested in writing to be included in such registration to be registered under the Securities Act with the securities which Shift at the time proposes to register to permit the sale or other disposition by the Stockholder (in accordance with the intended method of distribution thereof) (a “Piggyback Registration”). The Piggyback Registration rights shall be subject to the following term and conditions:
(a)In connection with any Public Offering involving an underwriting of shares of Shift’s Common Stock pursuant to this Section 1, Shift shall not be required to include the Stockholder’s shares of Common Stock in such underwriting unless such Stockholder accepts the terms of the underwriting as agreed upon between Shift and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by Shift, subject to the provisions of this Section 1. If the total number of shares of Common Stock requested by the Stockholder to be included in such offering exceeds the number of securities to be sold (other than by Shift) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then Shift shall be required to include in the offering only that number of shares of Common Stock which the underwriters and Shift in their sole discretion determine will not jeopardize the success of the offering, with any necessary reductions in shares of Common Stock to be sold through the offering to be allocated ratably as among Stockholder and any other selling holders of shares of Common Stock.

(b)If, at any time after giving written notice of its intention to register any Common Stock and prior to the effective date of the registration statement filed in connection with such registration, Shift shall determine for any reason not to register or to delay registration of such equity securities, Shift may, at its election, give written notice of such determination to the Stockholder and (a) in the case of a determination not to register, shall be relieved of its obligation to register any shares of Common Stock in connection with such abandoned registration, and (b) in the case of a determination to delay such registration of its equity securities, shall be permitted to delay the registration of such shares of Common Stock for the same period as the delay in registering such other equity securities.
(c)In the case of any registration under this Section 1, if Shift has determined to enter into an underwriting agreement in connection therewith, all securities to be included in such underwritten offering shall be subject to such underwriting agreement and no Person may participate in such underwritten offering unless such Person (a) agrees to sell such Person’s securities on the basis provided therein and completes and executes all reasonable questionnaires, and other customary documents (including custody agreements and powers of attorney) which must be executed in connection therewith; and (b) provides such other information to Shift or the underwriter as may be necessary to register such Person’s securities.
(d)It shall be a condition precedent to the obligations of Shift to take any action pursuant to this Section 1 with respect to the shares of Common Stock of the Stockholder that such Stockholder shall furnish to Shift such information regarding itself, the shares of Common Stock held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Stockholder’s shares of Common Stock.
(e)All expenses incurred by Shift in complying with its obligations pursuant to this Letter Agreement in connection with registrations, filings or qualifications, including all registration, filing and qualification fees; printers’ and accounting fees; fees and disbursements of counsel and accountants for Shift shall be borne and paid by Shift. Shift shall not be required to pay any fees and disbursements to underwriters not customarily paid by the issuers of securities in an offering similar to the applicable offering, including underwriting discounts and commissions and transfer taxes, if any, attributable to the sale of shares of Common Stock.
(f)If any shares of Common Stock are included in a registration statement pursuant to this Section 1:
(i)To the extent permitted by law, Shift will indemnify and hold harmless the selling Stockholder, its directors and officers and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Persons, against any Losses, and Shift will pay to such Stockholder or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Losses may result, as such expenses are incurred arising out of or based upon (A) any untrue or alleged untrue statement of a material fact contained in any registration statement under which such shares of Common Stock are registered or sold under the Securities Act (including any final, preliminary or summary prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein) or any other disclosure document produced by or on behalf of Shift or any of its Subsidiaries including any report and other document filed under the Exchange Act, (B) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein

(in the case of a prospectus or preliminary prospectus, in light of the circumstances under which they were made) not misleading or (C) any violation or alleged violation by Shift or any of its Subsidiaries of any federal, state, foreign or common law rule or regulation applicable to Shift or any of its Subsidiaries and relating to action or inaction in connection with any such registration, disclosure document or other document or report; provided, that neither the Stockholder nor any of the aforementioned Persons shall be entitled to indemnification pursuant to this Section 1 in respect of any untrue statement or omission contained in any information relating to such selling Stockholder furnished in writing by such selling Stockholder to Shift specifically for inclusion in a registration statement and used by Shift in conformity therewith (such information, “Stockholder Information”).
(ii)To the extent permitted by law, the selling Stockholder will indemnify and hold harmless Shift, its directors and officers and each Person who controls (within the meaning of the Securities Act or the Exchange Act) Shift, against any Losses, and the selling Stockholder will pay to Shift or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Losses may result, as such expenses are incurred arising out of or based upon (A) any untrue statement of a material fact in any registration statement under which such registrable securities were registered or sold under the Securities Act (including any final, preliminary or summary prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein) or (B) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus or preliminary prospectus, in light of the circumstances under which they were made) not misleading, in each case to the extent that such untrue statement or omission is contained in the Stockholder Information.
(iii)The obligations of Shift and the Stockholder under this Section 1(f) shall survive the completion of any offering of registrable securities in a registration under this Letter Agreement, and otherwise shall survive the termination of this Letter Agreement.
(g)The Stockholder agrees, to the extent requested in writing by Shift or a managing underwriter in connection with any Public Offering in which the Stockholder participates, to become bound by and to execute and deliver a lock-up agreement in form and substance satisfactory to Shift restricting such Stockholder’s right to (i) Transfer or otherwise dispose, directly or indirectly, any equity securities of Shift held by such Stockholder or (ii) enter into any swap or other arrangement that transfers to another any of the economic consequences of ownership of such securities during the period commencing on the date of the final prospectus relating to the underwritten Public Offering and ending on the date specified by the underwriters (such period not to exceed one hundred eighty (180) days (plus customary seventeen (17) day lockup extension periods) plus such additional period as may be requested by Shift or an underwriter to accommodate regulatory restrictions on the publication or other distribution of research reports and analyst recommendations and opinions, if applicable). The term “Transfer” means to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, the shares of Common Stock, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, with respect to the shares of Common Stock.

2.Shift hereby agrees and covenants and agrees with the Stockholder as follows:
(a)For a period of twelve (12) months from and after the Effective Time, in the event that the Stockholder proposes to sell shares of Common Stock representing at least five percent (5%) of the issued and outstanding shares of Common Stock of Shift at such time pursuant to a sale initiated by the Stockholder and not the subject of Section 1 hereof (a “Stockholder Offering”), Shift shall reasonably cooperate with such Stockholder in participating in a limited number of investor calls and provide to such Stockholder such information as such Stockholder shall reasonably request in connection with such Stockholder Offering.
(b)All expenses incurred in connection with the Stockholder Offering shall be borne and paid by the Stockholder. In furtherance of the foregoing, Shift shall not be required to pay any fees and disbursements to underwriters, brokers or counsel of the Stockholder in connection with the Stockholder Offering.
3.Shift hereby agrees and covenants that in the event that, following the date of this Letter Agreement until the Stockholder no longer holds at least seven percent (7%) of the issued and outstanding shares of Common Stock of Shift, Shift shall grant demand rights to register any Common Stock pursuant to the Securities Act to any other stockholder, then Shift shall grant the Stockholder demand registration rights pursuant to a written agreement or amendment to this Letter Agreement mutually agreed upon by Shift and the Stockholder, acting reasonably and in good faith.
4.In the event of any valid termination of the Merger Agreement, this Letter Agreement shall be null and void and of no further force or effect.
5.The Stockholder represents and warrants that it has complete corporate or equivalent organizational authority, as applicable, without violating any agreement to which such Stockholder is bound, to enter into and perform its obligations under this Letter Agreement.
6.This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, both written and oral, with respect to such subject matter hereof. This Letter Agreement may not be changed, amended, modified (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by each of the parties hereto. This Letter Agreement may not be waived as to any particular provision, except by a written instrument executed by the party against whom any such waiver is sought.
7.No party may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of Shift. Any purported assignment in violation of this Section 7 shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. Subject to the foregoing, this Letter Agreement shall be binding on each undersigned party and each of such undersigned party’s, as applicable, heirs, personal representatives, successors and assigns.
8.This Letter Agreement, the rights and duties of the parties hereto, and any disputes (whether in contract, tort or statute) arising out of, under or in connection with this Letter Agreement will be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction. The parties hereto irrevocably and unconditionally submit to the exclusive jurisdiction of the United States District Court for the District of Delaware or, if such court does not have jurisdiction, the Delaware state courts located in Wilmington, Delaware, in any action arising out of or relating to this Letter Agreement. The parties hereto irrevocably agree that all such claims shall be heard and determined in such a Delaware federal or state court, and that such jurisdiction of such courts with respect thereto will be exclusive. Each party hereto hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding arising out of or relating to this Letter Agreement that it is not subject to such jurisdiction, or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Letter Agreement may not be enforced in or by such courts.
9.Each party acknowledges and agrees that monetary damages would not adequately compensate an injured party for the breach of this Letter Agreement by any party hereto and, accordingly, that this Letter Agreement shall be specifically enforceable, and that any breach of this Letter Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach and agrees that a party’s rights would be materially and adversely affected if the obligations of the other parties under this Letter Agreement were not carried out in accordance with the terms and conditions hereof.
10.In the event that any provision of this Letter Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
11.Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery, electronic or facsimile transmission.
12.This Letter Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page to this Letter Agreement by facsimile or portable document format shall be effective as delivery of a mutually executed counterpart to this Letter Agreement.

[Signature page follows]

                        Very truly yours,
Shift Technologies, Inc.

By: /s/ George Arison
Name: George Arison
Title: Chief Executive Officer

[Signature Page to Stockholder Letter Agreement]

TRP Capital Partners, LP

By: /s/ Steven G. Carrel
Name: Steven G. Carrel
Title:      Managing Partner

[Signature Page to Stockholder Letter Agreement]